EXHIBIT 10.19

                      AMENDMENT NO. 1 TO THE DAN RIVER INC.
                      1997 STOCK PLAN FOR OUTSIDE DIRECTORS

         Pursuant to Section 11 of the Dan River Inc. 1997 Stock Plan for Outside Directors (the "Plan"), Dan River Inc. ("Dan River") hereby amends the Plan to delete the definition "Change in Control" in Section 2.2. of the Plan in its entirety and substitute in lieu thereof the following definition:

         "Change in Control" means a change in control of Dan River of a nature that would be required to be reported in response to Item 6(e) of
         Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect at the time of such "change in control", provided that such a change in control shall be deemed to have occurred at such time as

                  (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Joseph L. Lanier, Jr., is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of Dan River;

                  (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

                  (iii) the shareholders of Dan River approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of Dan River shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of Dan River) or any dissolution or liquidation of Dan River or any sale or the disposition of 50% or more of the assets or business of Dan River; or

                  (iv) the shareholders of Dan River approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Dan River immediately before the consummation of such transaction beneficially own securities representing 66 2/3% or more of the combined voting power for election of directors of the then outstanding securities of Dan River or any successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in clause (iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Dan River common stock immediately before the consummation of such transaction, provided (C) the percentage described in clause
                  (iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in clause
                  (iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Dan River by the persons described in clause (iv)(A) immediately before the consummation of such transaction.

         A Change in Control shall be deemed to have occurred on the date which includes the "closing" of the transaction which results from a Change in Control or, if there is no transaction which results from a Change in Control, the date of such Change in Control as reported by Dan River to the Securities and Exchange Commission.

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         This Amendment No. 1 is effective as of the date of the Board of
Director's approval thereof, i.e., November 25, 2002.

                                             DAN RIVER INC.


                                            By: /s/ Joseph L. Lanier, Jr.
                                               --------------------------
                                                Joseph L. Lanier, Jr.
                                                Chairman and Chief Executive
                                                Officer

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